Exhibit 99.1

Blackstone Reports First Quarter 2024 Results

New York, April 18, 2024: Blackstone (NYSE:BX) today reported its first quarter 2024 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone reported strong first-quarter results, highlighted by accelerating momentum in our private credit and private wealth businesses. We are seeing a strengthening transaction environment and attractive opportunities to deploy capital. We are well positioned to navigate today’s dynamic market landscape, with a portfolio concentrated in compelling sectors and nearly

$200 billion of dry powder available to invest.”

Blackstone issued a full detailed presentation of its first quarter 2024 results, which can be viewed at

www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $0.83 per share to record holders of common stock at the close of business on April 29, 2024. This dividend will be paid on May 6, 2024.

Quarterly Investor Call Details

Blackstone will host its first quarter 2024 investor conference via public webcast on April 18, 2024 at 9:00 a.m. ET.

To register, please use the following link:

https://event.webcasts.com/viewer/event.jsp?ei=1662836&tp_key=79511c5e2b. For those unable to listen to the

Blackstone 345 Park Avenue, New York, NY 10154 T 212 583 5000 www.blackstone.com live broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at

https://ir.blackstone.com/.

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to deliver compelling returns for institutional and individual investors by strengthening the companies in which we invest. Our more than $1 trillion in assets under management include global investment strategies focused on real estate, private equity, infrastructure, life sciences, growth equity, credit, real assets, secondaries and hedge funds. Further information is available at

www.blackstone.com. Follow @blackstone on LinkedIn, X (Twitter), and Instagram.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as

“outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,”

“forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on

Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-

looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

2

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

3

Blackstone’s First

Quarter 2024 Earnings

APRIL 18, 2024

BLACKSTONE’S FIRST QUARTER 2024 GAAP RESULTS

▪	GAAP Net Income was $1.6 billion for the quarter and $3.8 billion over the last twelve months (“LTM”). GAAP Net Income Attributable to Blackstone Inc. was $847 million for the quarter and $2.2 billion over the LTM.

($ in thousands, except per share data) (unaudited)	1Q’23	1Q’24	1Q’23 LTM	1Q’24 LTM

Revenues

Management and Advisory Fees, Net	$1,658,315	$1,727,148	$6,485,694	$6,740,093

Incentive Fees	142,876	179,341	563,514	731,636

Performance Allocations	(112,318)	1,098,460	(1,225,170)	1,742,951

Principal Investments	(383,359)	540,220	(1,455,946)	624,248

Interest and Dividend Revenue	90,485	97,839	307,612	523,851

Other	(14,154)	44,820	97,534	(33,955)

Total Revenues	$1,381,845	$3,687,828	$4,773,238	$10,328,824

Expenses

Compensation and Benefits	763,111	1,308,304	2,408,156	3,858,163

General, Administrative and Other	273,394	369,950	1,125,391	1,213,861

Interest Expense	104,441	108,203	354,919	435,630

Fund Expenses	48,399	3,950	76,882	74,538

Total Expenses	$1,189,345	$1,790,407	$3,965,348	$5,582,192

Other Income (Loss)	$65,856	$(17,767)	$(68,640)	$(167,620)

Income Before Provision for Taxes	$258,356	$1,879,654	$739,250	$4,579,012

Provision for Taxes	47,675	283,671	37,274	749,457

Net Income	$210,681	$1,595,983	$701,976	$3,829,555

Redeemable NCI in Consolidated Entities	(6,700)	(39,669)	(154,642)	(278,487)

Non-Redeemable NCI in Consolidated Entities	131,569	788,266	240,049	1,955,588

Net Income Attributable to Blackstone Inc. (‘‘BX’’)	$85,812	$847,386	$616,569	$2,152,454

Net Income Per Share of Common Stock, Basic	$0.12	$1.12	$0.83	$2.84

Net Income Per Share of Common Stock, Diluted	$0.11	$1.11	$0.83	$2.84

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 36-38, Definitions and

Dividend Policy, for definitions of terms used throughout this presentation. NCI means non-controlling interests.

Blackstone | 1

BLACKSTONE’S FIRST QUARTER 2024 HIGHLIGHTS

Financial Measures

▪   Fee Related Earnings (“FRE”) of $1.2 billion ($0.95/share) in the quarter

–  FRE was $4.5 billion over the LTM ($3.67/share)

▪   Distributable Earnings (“DE”) of $1.3 billion ($0.98/share) in the quarter

–  DE was $5.1 billion over the LTM ($3.96/share)

▪   Net Accrued Performance Revenues of $6.1 billion ($5.00/share)

Capital Metrics

▪   Total Assets Under Management (“AUM”) of $1,061.3 billion

–  Fee-Earning AUM of $781.4 billion

–  Perpetual Capital AUM of $408.1 billion

▪   Inflows of $34.0 billion in the quarter and $142.2 billion over the LTM

▪   Deployment of $24.5 billion in the quarter and $87.5 billion over the LTM

▪   Realizations of $15.0 billion in the quarter and $62.8 billion over the LTM

Capital Returned to Shareholders

▪   Dividend of $0.83 per common share payable on May 6, 2024

–  Dividends of $3.36 per common share over the LTM

▪   Repurchased 0.7 million common shares in the quarter and 3.4 million common shares over the LTM

▪   $1.2 billion to be distributed to shareholders with respect to the first quarter and $4.7 billion over the LTM through dividends and share repurchases

Blackstone | 2

BLACKSTONE’S FIRST QUARTER 2024 SEGMENT EARNINGS

			% Change			% Change

($ in thousands, except per share data)	1Q’23	1Q’24	vs. 1Q’23	1Q’23 LTM	1Q’24 LTM	vs. 1Q’23 LTM

Management and Advisory Fees, Net	$1,652,387	$1,707,571	3%	$6,461,965	$6,718,428	4%

Fee Related Performance Revenues	148,244	295,501	99%	1,039,676	1,005,784	(3)%

Fee Related Compensation	(508,971)	(554,077)	9%	(2,169,275)	(2,133,216)	(2)%

Other Operating Expenses	(251,648)	(288,978)	15%	(1,026,573)	(1,121,663)	9%

Fee Related Earnings	$1,040,012	$1,160,017	12%	$4,305,793	$4,469,333	4%

Realized Performance Revenues	641,526	536,393	(16)%	3,790,054	1,955,969	(48)%

Realized Performance Compensation	(296,024)	(253,024)	(15)%	(1,591,001)	(853,017)	(46)%

Realized Principal Investment Income	43,691	9,938	(77)%	282,852	77,179	(73)%

Net Realizations	389,193	293,307	(25)%	2,481,905	1,180,131	(52)%

Total Segment Distributable Earnings	$1,429,205	$1,453,324	2%	$6,787,698	$5,649,464	(17)%

Distributable Earnings	$1,249,092	$1,266,378	1%	$5,943,992	$5,078,241	(15)%

Additional Metrics:

Net Income Per Share of Common Stock, Basic	$0.12	$1.12	833%	$0.83	$2.84	242%

FRE per Share	$0.86	$0.95	10%	$3.56	$3.67	3%

DE per Common Share	$0.97	$0.98	1%	$4.59	$3.96	(14)%

Total Segment Revenues	$2,485,848	$2,549,403	3%	$11,574,547	$9,757,360	(16)%

Total Assets Under Management	$991,293,596	$1,061,262,748	7%	$991,293,596	$1,061,262,748	7%

Fee-Earning Assets Under Management	$731,973,409	$781,397,555	7%	$731,973,409	$781,397,555	7%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 24, Share Summary). DE per Common Share is based on DE Attributable to Common Shareholders (see page 23, Shareholder Dividends) and end of period Participating Common Shares outstanding. LTM FRE per Share and DE per

Common Share amounts represent the sum of the last four quarters. See pages 32-33 for the Reconciliation of GAAP to Total Segment Measures.

Blackstone | 3

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Appreciation across strategies led to higher Net Accrued Performance Revenues quarter-over-quarter of $6.1 billion ($5.00/share).

Investment Performance

(appreciation / gross returns)

	1Q’24	1Q’24 LTM

Real Estate

Opportunistic	0.3%	(5.6)%

Core+	1.2%	(1.5)%

Private Equity

Corporate Private Equity	3.4%	12.7%

Tactical Opportunities	2.1%	6.8%

Secondaries	2.2%	3.4%

Infrastructure	4.8%	18.9%

Credit & Insurance

Private Credit	4.1%	17.2%

Liquid Credit	2.5%	12.4%

Multi-Asset Investing

Absolute Return Composite	4.6%	11.7%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Credit & Insurance and Multi-Asset Investing.

Private Credit net returns were 3.1% and 12.6% for 1Q’24 and 1Q’24 LTM, respectively. Liquid Credit net returns were 2.3% and 11.8% for 1Q’24 and 1Q’24 LTM,

respectively. Absolute Return Composite net returns were 4.3% and 10.7% for 1Q’24 and 1Q’24 LTM, respectively. See notes on page 34 for additional details on investment performance. Effective 1Q’24, the Hedge Fund Solutions segment was renamed “Multi-Asset Investing” (“BXMA”) and the BPS Composite was renamed

“Absolute Return Composite”.

Blackstone | 4

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $34.0 billion in the quarter, bringing LTM inflows to $142.2 billion.

▪	Deployed $24.5 billion in the quarter and $87.5 billion over the LTM.

–	Committed an additional $11.0 billion that was not yet deployed in the quarter.

▪	Realizations were $15.0 billion in the quarter and $62.8 billion over the LTM.

	Inflows		Capital Deployed		Realizations

($ in millions)	1Q’24	1Q’24 LTM	1Q’24	1Q’24 LTM	1Q’24	1Q’24 LTM

Real Estate	$8,089	$44,966	$4,797	$17,795	$3,847	$18,168

Opportunistic	2,321	9,062	819	6,807	470	3,271

Core+	2,208	11,289	1,420	3,440	2,166	10,955

BREDS	3,560	24,615	2,558	7,547	1,211	3,941

Private Equity	7,360	26,601	7,341	28,250	5,219	19,826

Corporate Private Equity	3,394	12,332	3,418	12,939	2,508	11,158

Tactical Opportunities	1,130	4,800	1,523	3,783	1,484	3,086

Secondaries	1,108	6,043	2,080	6,483	1,122	4,861

Infrastructure	1,729	3,426	319	5,046	104	721

Credit & Insurance	17,194	63,103	11,956	38,135	5,543	21,335

Multi-Asset Investing	1,398	7,530	433	3,315	436	3,455

Total Blackstone	$34,042	$142,200	$24,526	$87,495	$15,045	$62,784

Corporate Private Equity also includes Life Sciences, Blackstone Growth (effective 1Q’24 with prior periods recast), BTAS, and BXPE. AUM and related capital metrics are reported in the segment where the assets are managed. See note on page 34 for additional details on segment organizational updates.	Blackstone | 5

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $1,061.3 billion, up 7% year-over-year, with $34.0 billion of inflows in the quarter and $142.2 billion over the LTM.

▪	Fee-Earning AUM of $781.4 billion was up 7% year-over-year, with $29.0 billion of inflows in the quarter and $116.4 billion over the LTM.

▪	Perpetual Capital AUM reached $408.1 billion, up 7% year-over-year.

–	Fee-Earning Perpetual Capital AUM increased to $351.7 billion, representing 45% of Fee-Earning AUM.

Blackstone | 6

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $515.4 billion at quarter end.

▪	Undrawn capital (“Total Dry Powder”) available for investment of $191.2 billion.

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 7

Segment Highlights

Blackstone | 8

SEGMENT DISTRIBUTABLE EARNINGS COMPOSITION

▪	1Q’24 Total Segment Distributable Earnings were $1.5 billion.

▪	LTM Total Segment Distributable Earnings were $5.6 billion.

Segment Distributable Earnings ($ in millions)

Blackstone | 9

REAL ESTATE

▪	Total AUM: Increased 2% to $339.3 billion with inflows of $8.1 billion in the quarter and $45.0 billion over the LTM.
–	Inflows in the quarter included $2.5 billion in BREDS Insurance SMAs, $2.2 billion in the seventh European opportunistic fund, $807 million of capital raised in BREIT, and $606 million in the fifth real estate debt strategies fund.

▪	Capital Deployed: $4.8 billion in the quarter and $17.8 billion over the LTM.
–	Committed an additional $2.9 billion in the quarter, including the privatization of Tricon Residential by BREP and BREIT.
–	Subsequent to quarter end, BREP committed to the privatization of Apartment Income REIT Corp.

▪	Realizations: $3.8 billion in the quarter and $18.2 billion over the LTM.
–	Realizations in the quarter included the sale by BREIT of its remaining interest in Phoenix Tower International, the sale of Arc Place Korean Office by BPP, and the sale of U.S. industrial assets across BREP and Core+.

▪	Appreciation: Opportunistic funds appreciated 0.3% in the quarter and declined (5.6)% over the LTM; Core+ funds appreciated 1.2% in the quarter and declined (1.5)% over the LTM.

			% Change			% Change

($ in thousands)	1Q’23	1Q’24	vs. 1Q’23	1Q’23 LTM	1Q’24 LTM	vs. 1Q’23 LTM

Management Fees, Net	$715,491	$720,439	1%	$2,718,845	$2,848,306	5%

Fee Related Performance Revenues	20,748	129,958	526%	604,655	403,450	(33)%

Fee Related Compensation	(137,610)	(174,569)	27%	(831,893)	(712,839)	(14)%

Other Operating Expenses	(74,181)	(89,762)	21%	(323,509)	(340,631)	5%

Fee Related Earnings	$524,448	$586,066	12%	$2,168,098	$2,198,286	1%

Realized Performance Revenues	11,096	49,967	350%	2,193,893	283,229	(87)%

Realized Performance Compensation	(3,165)	(21,863)	591%	(881,179)	(141,997)	(84)%

Realized Principal Investment Income	2,224	2,193	(1)%	99,039	7,597	(92)%

Net Realizations	10,155	30,297	198%	1,411,753	148,829	(89)%

Segment Distributable Earnings	$534,603	$616,363	15%	$3,579,851	$2,347,115	(34)%

Segment Revenues	$749,559	$902,557	20%	$5,616,432	$3,542,582	(37)%

Total AUM	$331,797,338	$339,332,420	2%	$331,797,338	$339,332,420	2%

Fee-Earning AUM	$287,497,306	$301,583,557	5%	$287,497,306	$301,583,557	5%

Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 8% to $310.0 billion with inflows of $7.4 billion in the quarter and $26.6 billion over the LTM.
–	Inflows in the quarter included $1.7 billion in Infrastructure and $1.4 billion for the ninth flagship private equity fund.
–	$2.7 billion of capital raised in Blackstone Private Equity Strategies Fund Program (“BXPE”), including amounts allocated to other segments.

▪	Capital Deployed: $7.3 billion in the quarter, including Rover and 7 Brew, and $28.3 billion over the LTM.
–	Committed an additional $2.8 billion in the quarter, including Life Sciences’ transaction with Moderna, Inc.

▪	Realizations: $5.2 billion in the quarter, including in Refinitiv, Phoenix Tower International, and Beacon Offshore Energy, and $19.8 billion over the LTM.

▪	Appreciation: Corporate Private Equity appreciated 3.4% in the quarter and 12.7% over the LTM.
–	Tactical Opportunities appreciated 2.1% in the quarter and 6.8% over the LTM; Secondaries appreciated 2.2% in the quarter and 3.4% over the LTM; Infrastructure appreciated 4.8% in the quarter and 18.9% over the LTM.

			% Change			% Change

($ in thousands)	1Q’23	1Q’24	vs. 1Q’23	1Q’23 LTM	1Q’24 LTM	vs. 1Q’23 LTM

Management and Advisory Fees, Net	$465,084	$476,165	2%	$1,886,833	$1,919,445	2%

Fee Related Compensation	(161,626)	(157,392)	(3)%	(585,770)	(591,435)	1%

Other Operating Expenses	(76,763)	(86,879)	13%	(313,196)	(326,857)	4%

Fee Related Earnings	$226,695	$231,894	2%	$987,867	$1,001,153	1%

Realized Performance Revenues	499,322	446,455	(11)%	1,240,112	1,215,616	(2)%

Realized Performance Compensation	(232,934)	(218,938)	(6)%	(570,460)	(544,649)	(5)%

Realized Principal Investment Income	32,889	22,208	(32)%	107,218	56,452	(47)%

Net Realizations	299,277	249,725	(17)%	776,870	727,419	(6)%

Segment Distributable Earnings	$525,972	$481,619	(8)%	$1,764,737	$1,728,572	(2)%

Segment Revenues	$997,295	$944,828	(5)%	$3,234,163	$3,191,513	(1)%

Total AUM	$287,048,441	$309,999,029	8%	$287,048,441	$309,999,029	8%

Fee-Earning AUM	$165,343,505	$170,604,390	3%	$165,343,505	$170,604,390	3%

Blackstone | 11

CREDIT & INSURANCE

▪	Total AUM: Increased 13% to $329.6 billion with inflows of $17.2 billion in the quarter and $63.1 billion over the LTM.
–	Inflows in the quarter included $7.3 billion for the global direct lending strategy, inclusive of $2.9 billion of equity raised for BCRED, and $5.3 billion for the infrastructure and asset based credit strategies.
–	Closed 3 new U.S. CLOs for $1.4 billion.

▪	Capital Deployed: $12.0 billion in the quarter and $38.1 billion over the LTM driven by U.S. direct lending as well as infrastructure and asset based credit strategies.
–	Committed an additional $5.3 billion that was not yet deployed in the quarter.

▪	Realizations: $5.5 billion in the quarter and $21.3 billion over the LTM.

▪	Returns: Private Credit gross return of 4.1% (3.1% net) and Liquid Credit gross return of 2.5% (2.3% net) in the quarter.
–	Private Credit gross return of 17.2% (12.6% net) and Liquid Credit gross return of 12.4% (11.8% net) over the LTM.

			% Change			% Change

($ in thousands)	1Q’23	1Q’24	vs. 1Q’23	1Q’23 LTM	1Q’24 LTM	vs. 1Q’23 LTM

Management Fees, Net	$334,129	$379,896	14%	$1,293,808	$1,421,828	10%

Fee Related Performance Revenues	127,496	165,543	30%	435,021	602,334	38%

Fee Related Compensation	(163,999)	(181,337)	11%	(566,439)	(657,528)	16%

Other Operating Expenses	(74,238)	(85,530)	15%	(281,252)	(339,026)	21%

Fee Related Earnings	$223,388	$278,572	25%	$881,138	$1,027,608	17%

Realized Performance Revenues	125,181	15,120	(88)%	241,851	207,699	(14)%

Realized Performance Compensation	(56,772)	(5,445)	(90)%	(107,232)	(89,163)	(17)%

Realized Principal Investment Income	6,009	3,597	(40)%	64,221	19,485	(70)%

Net Realizations	74,418	13,272	(82)%	198,840	138,021	(31)%

Segment Distributable Earnings	$297,806	$291,844	(2)%	$1,079,978	$1,165,629	8%

Segment Revenues	$592,815	$564,156	(5)%	$2,034,901	$2,251,346	11%

Total AUM	$291,268,846	$329,636,429	13%	$291,268,846	$329,636,429	13%

Fee-Earning AUM	$206,622,922	$235,826,905	14%	$206,622,922	$235,826,905	14%

See note on page 34 for additional details on infrastructure and asset based credit strategies.	Blackstone | 12

MULTI-ASSET INVESTING

▪	Total AUM: Increased 1% to $82.3 billion with inflows of $1.4 billion in the quarter and $7.5 billion over the LTM.

▪	Returns: Absolute Return Composite gross return of 4.6% in the quarter (4.3% net), outperforming the HFRX Global Hedge Fund Index, which was 2.5%.
–	Absolute Return benefited from performance across strategies, including quantitative, equities, macro, and credit during the quarter.
–	Gross returns of 11.7% over the LTM (10.7% net), with significantly less volatility than the broader markets, compared to 5.7% return for the HFRX Global Hedge Fund Index.

			% Change			% Change

($ in thousands)	1Q’23	1Q’24	vs. 1Q’23	1Q’23 LTM	1Q’24 LTM	vs. 1Q’23 LTM

Management Fees, Net	$137,683	$131,071	(5)%	$562,479	$528,849	(6)%

Fee Related Compensation	(45,736)	(40,779)	(11)%	(185,173)	(171,414)	(7)%

Other Operating Expenses	(26,466)	(26,807)	1%	(108,616)	(115,149)	6%

Fee Related Earnings	$65,481	$63,485	(3)%	$268,690	$242,286	(10)%

Realized Performance Revenues	5,927	24,851	319%	114,198	249,425	118%

Realized Performance Compensation	(3,153)	(6,778)	115%	(32,130)	(77,208)	140%

Realized Principal Investment Income (Loss)	2,569	(18,060)	n/m	12,374	(6,355)	n/m

Net Realizations	5,343	13	(100)%	94,442	165,862	76%

Segment Distributable Earnings	$70,824	$63,498	(10)%	$363,132	$408,148	12%

Segment Revenues	$146,179	$137,862	(6)%	$689,051	$771,919	12%

Total AUM	$81,178,971	$82,294,870	1%	$81,178,971	$82,294,870	1%

Fee-Earning AUM	$72,509,676	$73,382,703	1%	$72,509,676	$73,382,703	1%

Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	1Q’23 LTM	1Q’24 LTM

Base Management Fees	$1,619,547	$1,620,609	$1,619,743	$1,605,948	$1,644,730	$6,225,436	$6,491,030

Transaction, Advisory and Other Fees, Net	45,710	92,735	44,611	52,836	66,938	291,818	257,120

Management Fee Offsets	(12,870)	(10,158)	(10,514)	(4,953)	(4,097)	(55,289)	(29,722)

Total Management and Advisory Fees, Net	1,652,387	1,703,186	1,653,840	1,653,831	1,707,571	6,461,965	6,718,428

Fee Related Performance Revenues	148,244	266,738	274,551	168,994	295,501	1,039,676	1,005,784

Fee Related Compensation	(508,971)	(568,808)	(539,923)	(470,408)	(554,077)	(2,169,275)	(2,133,216)

Other Operating Expenses	(251,648)	(257,366)	(264,445)	(310,874)	(288,978)	(1,026,573)	(1,121,663)

Fee Related Earnings	$1,040,012	$1,143,750	$1,124,023	$1,041,543	$1,160,017	$4,305,793	$4,469,333

Realized Performance Revenues	641,526	388,423	337,940	693,213	536,393	3,790,054	1,955,969

Realized Performance Compensation	(296,024)	(178,370)	(133,995)	(287,628)	(253,024)	(1,591,001)	(853,017)

Realized Principal Investment Income (Loss)	43,691	(7,461)	55,500	19,202	9,938	282,852	77,179

Total Net Realizations	$389,193	$202,592	$259,445	$424,787	$293,307	$2,481,905	$1,180,131

Total Segment Distributable Earnings	$1,429,205	$1,346,342	$1,383,468	$1,466,330	$1,453,324	$6,787,698	$5,649,464

Distributable Earnings	$1,249,092	$1,212,072	$1,211,611	$1,388,180	$1,266,378	$5,943,992	$5,078,241

Additional Metrics:

Total Segment Revenues	$2,485,848	$2,350,886	$2,321,831	$2,535,240	$2,549,403	$11,574,547	$9,757,360

Total Assets Under Management	$991,293,596	$1,001,355,959	$1,007,353,458	$1,040,192,447	$1,061,262,748	$991,293,596	$1,061,262,748

Fee-Earning Assets Under Management	$731,973,409	$731,145,065	$734,541,603	$762,607,902	$781,397,555	$731,973,409	$781,397,555

Blackstone | 15

ASSETS UNDER MANAGEMENT – ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended March 31, 2024					Twelve Months Ended March 31, 2024

	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total
Beginning Balance	$336,940	$304,038	$318,916	$80,298	$1,040,192	$331,797	$287,048	$291,269	$81,179	$991,294
Inflows	8,089	7,360	17,194	1,398	34,042	44,966	26,601	63,103	7,530	142,200
Outflows	(3,233)	(1,805)	(4,350)	(1,694)	(11,082)	(14,847)	(4,258)	(16,813)	(10,068)	(45,985)
Net Flows	4,856	5,555	12,845	(296)	22,959	30,119	22,343	46,290	(2,538)	96,215
Realizations	(3,847)	(5,219)	(5,543)	(436)	(15,045)	(18,168)	(19,826)	(21,335)	(3,455)	(62,784)
Market Activity	1,383	5,625	3,420	2,728	13,156	(4,416)	20,434	13,413	7,108	36,538
Ending Balance	$339,332	$309,999	$329,636	$82,295	$1,061,263	$339,332	$309,999	$329,636	$82,295	$1,061,263
% Change	1%	2%	3%	2%	2%	2%	8%	13%	1%	7%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended March 31, 2024					Twelve Months Ended March 31, 2024

	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total
Beginning Balance	$298,889	$168,621	$223,844	$71,254	$762,608	$287,497	$165,344	$206,623	$72,510	$731,973
Inflows	9,026	2,277	16,428	1,315	29,046	53,715	8,852	47,064	6,800	116,431
Outflows	(3,175)	(218)	(2,120)	(1,287)	(6,800)	(17,610)	(811)	(11,788)	(9,327)	(39,535)
Net Flows	5,852	2,060	14,307	28	22,246	36,105	8,041	35,277	(2,527)	76,896
Realizations	(4,104)	(1,455)	(4,039)	(385)	(9,982)	(19,876)	(7,205)	(14,262)	(3,246)	(44,589)
Market Activity	946	1,379	1,714	2,486	6,526	(2,143)	4,425	8,189	6,647	17,118
Ending Balance	$301,584	$170,604	$235,827	$73,383	$781,398	$301,584	$170,604	$235,827	$73,383	$781,398
% Change	1%	1%	5%	3%	2%	5%	3%	14%	1%	7%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-side commitments).

Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs. Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed.

Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At March 31, 2024, Blackstone had $8.4 billion in total cash, cash equivalents, corporate treasury, and other investments and $17.3 billion of cash and net investments, or $14.21 per share.

▪	Blackstone has a $4.3 billion credit revolver and maintains A+/A+ ratings.

($ in millions)	1Q’24

Cash and Cash Equivalents	$2,504

Corporate Treasury and Other Investments	5,906

GP/Fund Investments	2,793

Net Accrued Performance Revenues	6,084

Cash and Net Investments	$17,287

Outstanding Debt (at par)	10,698

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$4.3B

credit revolver with

December 2028 maturity

$8.4B

total cash, corporate

treasury and other

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Other Investments was $5.0 billion as of March 31, 2024, which was comprised of $4.6 billion of liquid investments and $353 million of illiquid investments. See notes on pages 31 and 34 for additional details on non-GAAP balance sheet measures.

Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

($ in millions, except per share data)	1Q’23	4Q’23	1Q’24	1Q’24
				Per Share
Real Estate
BREP IV	$6	$2	$4	$0.00
BREP V	4	4	4	0.00
BREP VI	19	1	2	0.00
BREP VII	86	-	-	-
BREP VIII	717	572	585	0.48
BREP IX	1,015	744	730	0.60
BREP Europe IV	43	5	3	0.00
BREP Europe V	28	-	-	-
BREP Europe VI	68	104	113	0.09
BREP Asia I	104	92	89	0.07
BREP Asia II	37	-	-	-
BPP	518	129	73	0.06
BREDS	6	32	30	0.02
BTAS	22	2	-	-
Real Estate	$2,672	$1,687	$1,632	$1.34
Private Equity
BCP IV	6	-	-	-
BCP V	31	17	14	0.01
BCP VI	407	340	335	0.28
BCP VII	854	839	845	0.69
BCP VIII	276	366	398	0.33
BCP Asia I	95	149	140	0.11
BCP Asia II	-	32	40	0.03
BEP I	26	25	29	0.02
BEP II	2	78	138	0.11
BEP III	158	203	227	0.19
BCEP	213	234	230	0.19
Tactical Opportunities	223	229	158	0.13
Secondaries	511	478	501	0.41
Infrastructure	158	333	389	0.32
Life Sciences	29	82	85	0.07
BTAS/BXPE	172	173	187	0.15
Private Equity	$3,161	$3,581	$3,717	$3.05

Credit & Insurance	$239	$286	$355	$0.29

Multi-Asset Investing	$300	$281	$380	$0.31

Net Accrued Performance Revenues	$6,372	$5,835	$6,084	$5.00

 1Q’24 QoQ Rollforward

 ($ in millions)

		Net	Net
		Performance	Realized
	4Q’23	Revenues	Distributions	1Q’24

Real Estate	$1,687	$101	$(156)	$1,632

Private Equity	3,581	364	(228)	3,717
Credit & Insurance	286	175	(106)	355
Multi-Asset Investing	281	117	(18)	380

Total	$5,835	$757	$(508)	$6,084

QoQ Change				4%

 1Q’24 LTM Rollforward

 ($ in millions)

		Net	Net
		Performance	Realized
	1Q’23	Revenues	Distributions	1Q’24

Real Estate	$2,672	$(527)	$(513)	$1,632

Private Equity	3,161	1,226	(671)	3,717
Credit & Insurance	239	590	(473)	355
Multi-Asset Investing	300	252	(172)	380

Total	$6,372	$1,542	$(1,830)	$6,084

YoY Change				(5)%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and excludes Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per Share calculations are based on end of period DE Shares Outstanding (see page 24, Share Summary).

Blackstone | 18

INVESTMENT RECORDS AS OF MARCH 31, 2024(a)

($/€ in thousands, except where noted) Fund (Investment Period Beginning Date / Ending Date)	Committed Capital	Available Capital (b)	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
			Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Real Estate
Pre-BREP	$140,714	$-	$-	n/a	$345,190	2.5x	$345,190	2.5x	33%	33%
BREP I (Sep 1994 / Oct 1996)	380,708	-	-	n/a	1,327,708	2.8x	1,327,708	2.8x	40%	40%
BREP II (Oct 1996 / Mar 1999)	1,198,339	-	-	n/a	2,531,614	2.1x	2,531,614	2.1x	19%	19%
BREP III (Apr 1999 / Apr 2003)	1,522,708	-	-	n/a	3,330,406	2.4x	3,330,406	2.4x	21%	21%
BREP IV (Apr 2003 / Dec 2005)	2,198,694	-	3,170	n/a	4,666,129	1.7x	4,669,299	1.7x	12%	12%
BREP V (Dec 2005 / Feb 2007)	5,539,418	-	6,226	n/a	13,463,448	2.3x	13,469,674	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,122	-	5,324	n/a	27,760,883	2.5x	27,766,207	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,503,329	1,225,034	1,956,790	0.6x	28,403,367	2.3x	30,360,157	1.9x	20%	14%
BREP VIII (Apr 2015 / Jun 2019)	16,602,804	2,106,760	12,551,757	1.5x	22,034,929	2.3x	34,586,686	2.0x	24%	14%
BREP IX (Jun 2019 / Aug 2022)	21,346,305	3,387,974	24,901,917	1.4x	8,634,759	2.2x	33,536,676	1.5x	59%	15%
*BREP X (Aug 2022 / Feb 2028)	30,480,299	28,079,177	2,795,029	1.2x	-	n/a	2,795,029	1.2x	n/m	n/m
Total Global BREP	$103,973,440	$34,798,945	$42,220,213	1.3x	$112,498,433	2.3x	$154,718,646	1.9x	17%	15%
BREP Int’l (Jan 2001 / Sep 2005)	€824,172	€-	€-	n/a	€1,373,170	2.1x	€1,373,170	2.1x	23%	23%
BREP Int’l II (Sep 2005 / Jun 2008) (e)	1,629,748	-	-	n/a	2,583,032	1.8x	2,583,032	1.8x	8%	8%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,420	395,780	156,697	0.3x	5,856,192	2.4x	6,012,889	2.0x	18%	13%
BREP Europe IV (Sep 2013 / Dec 2016)	6,676,581	1,098,498	1,253,628	0.8x	10,027,832	1.9x	11,281,460	1.7x	19%	12%
BREP Europe V (Dec 2016 / Oct 2019)	7,981,358	1,097,156	4,576,200	0.9x	6,757,417	3.8x	11,333,617	1.6x	41%	9%
BREP Europe VI (Oct 2019 / Sep 2023)	9,922,660	3,320,479	8,093,104	1.2x	3,439,595	2.6x	11,532,699	1.4x	72%	15%
*BREP Europe VII (Sep 2023 / Mar 2029)	7,073,413	6,525,856	631,994	1.2x	-	n/a	631,994	1.2x	n/a	n/a
Total BREP Europe	€37,313,352	€12,437,769	€14,711,623	1.0x	€30,037,238	2.3x	€44,748,861	1.6x	17%	11%
BREP Asia I (Jun 2013 / Dec 2017)	$4,262,075	$898,228	$1,614,155	1.6x	$7,023,539	1.9x	$8,637,694	1.9x	16%	12%
BREP Asia II (Dec 2017 / Mar 2022)	7,354,811	1,310,691	6,618,861	1.2x	1,707,204	1.9x	8,326,065	1.3x	31%	5%
*BREP Asia III (Mar 2022 / Sep 2027)	8,209,660	6,869,378	1,217,283	0.9x	-	n/a	1,217,283	0.9x	n/a	(21)%
Total BREP Asia	$19,826,546	$9,078,297	$9,450,299	1.2x	$8,730,743	1.9x	$18,181,042	1.5x	17%	8%
BREP Co-Investment (f)	7,387,496	101,066	910,970	1.9x	15,226,653	2.2x	16,137,623	2.2x	16%	16%
Total BREP	$174,923,872	$57,481,967	$69,149,508	1.2x	$173,164,628	2.3x	$242,314,136	1.8x	17%	14%
*BREDS High-Yield (Various) (g)	24,667,563	8,606,485	6,016,175	1.0x	19,217,327	1.4x	25,233,502	1.3x	10%	9%
Private Equity
Corporate Private Equity
BCP I (Oct 1987 / Oct 1993)	$859,081	$-	$-	n/a	$1,741,738	2.6x	$1,741,738	2.6x	19%	19%
BCP II (Oct 1993 / Aug 1997)	1,361,100	-	-	n/a	3,268,627	2.5x	3,268,627	2.5x	32%	32%
BCP III (Aug 1997 / Nov 2002)	3,967,422	-	-	n/a	9,228,707	2.3x	9,228,707	2.3x	14%	14%
BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	194	n/a	2,995,106	1.4x	2,995,300	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,773,182	195,824	373	n/a	21,720,334	2.9x	21,720,707	2.9x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	62,513	n/a	38,806,330	1.9x	38,868,843	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,195,243	1,341,026	4,571,438	2.1x	28,457,325	2.2x	33,028,763	2.2x	15%	12%
BCP VII (May 2016 / Feb 2020)	18,857,108	1,693,906	18,687,754	1.6x	16,827,034	2.6x	35,514,788	2.0x	27%	13%
*BCP VIII (Feb 2020 / Feb 2026)	25,907,791	10,984,120	21,094,309	1.4x	1,507,061	2.5x	22,601,370	1.4x	n/m	11%
BCP IX (TBD)	19,230,289	19,230,289	-	n/a	-	n/a	-	n/a	n/a	n/a
Energy I (Aug 2011 / Feb 2015)	2,441,558	174,492	524,555	1.6x	4,182,579	2.0x	4,707,134	2.0x	14%	11%
Energy II (Feb 2015 / Feb 2020)	4,914,198	860,834	3,951,409	1.8x	4,229,166	1.7x	8,180,575	1.8x	12%	8%
*Energy III (Feb 2020 / Feb 2026)	4,370,396	1,573,733	5,106,767	1.9x	1,314,854	2.4x	6,421,621	2.0x	55%	33%
Energy Transition IV (TBD)	3,241,333	3,241,333	-	n/a	-	n/a	-	n/a	n/a	n/a
BCP Asia I (Dec 2017 / Sep 2021)	2,437,080	417,503	3,228,733	1.8x	1,790,472	4.9x	5,019,205	2.3x	95%	26%
*BCP Asia II (Sep 2021 / Sep 2027)	6,770,483	4,982,956	2,317,215	1.5x	25	n/a	2,317,240	1.5x	n/a	19%
Core Private Equity I (Jan 2017 / Mar 2021) (h)	4,760,247	1,169,489	7,265,294	1.9x	2,830,764	5.1x	10,096,058	2.3x	58%	18%
*Core Private Equity II (Mar 2021 / Mar 2026) (h)	8,450,914	5,904,921	3,554,718	1.5x	68,770	n/a	3,623,488	1.5x	n/a	15%
Total Corporate Private Equity	$152,683,867	$52,830,260	$70,365,272	1.6x	$138,968,892	2.2x	$209,334,164	2.0x	16%	15%

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes on pages 21-22. BREP – Blackstone Real Estate Partners, BREDS – Blackstone Real Estate Debt Strategies, BCP – Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period.

Blackstone | 19

INVESTMENT RECORDS AS OF MARCH 31, 2024(a) – (CONT’D)

($/€ in thousands, except where noted) Fund (Investment Period Beginning Date / Ending Date)	Committed Capital	Available Capital (b)	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
			Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Private Equity (continued)
Tactical Opportunities
*Tactical Opportunities (Various)	$30,791,361	$14,876,161	$12,797,374	1.2x	$23,350,221	1.8x	$36,147,595	1.6x	16%	10%
*Tactical Opportunities Co-Investment and Other (Various)	10,866,176	1,984,203	3,889,626	1.3x	10,343,902	1.8x	14,233,528	1.6x	20%	16%
Total Tactical Opportunities	$41,657,537	$16,860,364	$16,687,000	1.2x	$33,694,123	1.8x	$50,381,123	1.6x	17%	12%
Growth
*BXG I (Jul 2020 / Jul 2025)	5,117,385	1,229,251	3,490,110	1.0x	509,532	2.6x	3,999,642	1.0x	n/m	(3)%
BXG II (TBD)	4,117,735	4,117,735	-	n/a	-	n/a	-	n/a	n/a	n/a
Total Growth	$9,235,120	$5,346,986	$3,490,110	1.0x	$509,532	2.6x	$3,999,642	1.0x	n/m	(3)%
Strategic Partners (Secondaries)
Strategic Partners I-V (Various) (i)	11,035,527	139,208	7,902	n/a	16,782,783	n/a	16,790,685	1.7x	n/a	13%
Strategic Partners VI (Apr 2014 / Apr 2016) (i)	4,362,772	609,788	768,144	n/a	4,292,757	n/a	5,060,901	1.7x	n/a	14%
Strategic Partners VII (May 2016 / Mar 2019) (i)	7,489,970	1,572,428	4,126,974	n/a	6,722,300	n/a	10,849,274	1.9x	n/a	17%
Strategic Partners Real Assets II (May 2017 / Jun 2020) (i)	1,749,807	474,064	1,286,170	n/a	1,142,630	n/a	2,428,800	1.7x	n/a	17%
Strategic Partners VIII (Mar 2019 / Oct 2021) (i)	10,763,600	4,085,028	7,924,434	n/a	6,335,653	n/a	14,260,087	1.8x	n/a	27%
*Strategic Partners Real Estate, SMA and Other (Various) (i)	7,055,474	2,563,005	2,105,684	n/a	2,382,194	n/a	4,487,878	1.6x	n/a	13%
*Strategic Partners Infrastructure III (Jun 2020 / Jul 2024) (i)	3,250,100	708,817	1,980,800	n/a	249,542	n/a	2,230,342	1.4x	n/a	26%
*Strategic Partners IX (Oct 2021 / Jan 2027) (i)	19,542,126	9,574,305	5,693,178	n/a	662,344	n/a	6,355,522	1.4x	n/a	18%
*Strategic Partners GP Solutions (Jun 2021 / Dec 2026) (i)	2,095,211	881,849	854,004	n/a	3,947	n/a	857,951	1.0x	n/a	(2)%
Total Strategic Partners (Secondaries)	$67,344,587	$20,608,492	$24,747,290	n/a	$38,574,150	n/a	$63,321,440	1.7x	n/a	14%
Life Sciences
Clarus IV (Jan 2018 / Jan 2020)	910,000	73,154	793,632	1.9x	369,363	1.1x	1,162,995	1.6x	(0)%	9%
*BXLS V (Jan 2020 / Jan 2025)	4,988,972	2,912,985	2,779,957	1.6x	378,348	1.1x	3,158,305	1.5x	n/m	12%

Credit
Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$-	n/a	$4,809,113	1.6x	$4,809,113	1.6x	n/a	17%
Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	993,273	117,138	0.2x	6,658,981	1.6x	6,776,119	1.4x	n/a	10%
Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	1,148,209	2,114,634	1.0x	7,844,281	1.6x	9,958,915	1.4x	n/a	10%
*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	5,016,771	1,951,268	3,878,623	1.1x	930,085	1.8x	4,808,708	1.2x	n/a	14%
Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	-	-	n/a	5,777,098	1.3x	5,777,098	1.3x	n/a	9%
Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	216,845	0.3x	5,392,565	1.2x	5,609,410	1.1x	n/a	1%
Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	826,481	4,162,531	1.2x	2,356,768	1.3x	6,519,299	1.2x	n/a	9%
Energy I (Nov 2015 / Nov 2018)	2,856,867	1,154,846	344,491	0.8x	3,212,049	1.6x	3,556,540	1.5x	n/a	10%
Energy II (Feb 2019 / Jun 2023)	3,616,081	1,503,865	1,731,457	1.0x	1,937,938	1.6x	3,669,395	1.3x	n/a	16%
*Green Energy III (May 2023 / May 2028)	6,477,000	5,488,866	1,005,818	1.0x	20,437	n/a	1,026,255	1.0x	n/a	n/m
European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€142,898	€515,052	0.7x	€2,682,985	1.3x	€3,198,037	1.2x	n/a	2%
European Senior Debt II (Jun 2019 / Jun 2023) (j)	€4,088,344	€949,277	€4,437,562	1.0x	€2,113,662	2.3x	€6,551,224	1.2x	n/a	10%
Total Credit Drawdown Funds (k)	$53,366,033	$14,890,901	$18,904,358	1.0x	$44,464,994	1.5x	$63,369,352	1.3x	n/a	10%

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes on pages 21-22. BXG – Blackstone Growth, BXLS – Blackstone Life Sciences.

* Represents funds that are currently in their investment period.

Blackstone | 20

INVESTMENT RECORDS AS OF MARCH 31, 2024(a) – (CONT’D)

 Selected Perpetual Capital Strategies(l)

($ in thousands, except where noted)	Investment	Total	Total Net

Strategy (Inception Year)	Strategy	AUM	Return (m)

Real Estate

BPP - Blackstone Property Partners Platform (2013) (n)	Core+ Real Estate	$64,981,848	6%

BREIT - Blackstone Real Estate Income Trust (2017) (o)	Core+ Real Estate	59,274,714	10%

BREIT - Class I (p)	Core+ Real Estate		10%

BXMT - Blackstone Mortgage Trust (2013) (q)	Real Estate Debt	6,134,201	6%

Private Equity

BIP - Blackstone Infrastructure Partners (2019) (r)	Infrastructure	34,291,829	15%

BXPE - Blackstone Private Equity Strategies Fund Program (s)	Private Equity	2,714,744	n/m

Credit

BXSL - Blackstone Secured Lending Fund (2018) (t)	U.S. Direct Lending	11,770,776	11%

BCRED - Blackstone Private Credit Fund (2021) (u)	U.S. Direct Lending	66,356,521	10%

BCRED - Class I (v)	U.S. Direct Lending		10%

Multi-Asset Investing

BSCH - Blackstone Strategic Capital Holdings (2014) (w)	GP Stakes	9,781,788	12%

 Investment Records as of March 31, 2024 - Notes

(a)	Excludes investment vehicles where Blackstone does not earn fees.

(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.

(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to March 31, 2024 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 8% Realized Net IRR and 8% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International II performance reflects a 7% Realized Net IRR and a 7% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.

(h)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.

(i)

Strategic Partners’ Unrealized Investment Value, Realized Investment Value, Total Investment Value, Total MOIC and Total Net IRRs are reported on a three-month lag and therefore do not include the impact of economic and market activities in the current quarter. Realizations are treated as returns of capital until fully recovered and therefore Unrealized and Realized MOICs and Realized Net IRRs are not applicable. Committed Capital and Available Capital are presented as of the current quarter.

(j)	European Senior Debt II Levered has a net return of 16%, European Senior Debt II Unlevered has a net return of 8%.

(k)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

(l)

Represents the performance for select Perpetual Capital Strategies; strategies excluded consist primarily of (1) investment strategies that have been investing for less than one year, (2) perpetual capital assets managed for certain insurance clients, and (3) investment vehicles where Blackstone does not earn fees.

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes continue on page 22.

Blackstone | 21

INVESTMENT RECORDS AS OF MARCH 31, 2024(a) – (CONT’D)

(m)

Unless otherwise indicated, Total Net Return represents the annualized inception to March 31, 2024 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of investor cash flows. Initial inception date of cash flows occurred during the Inception Year.

(n)

BPP represents the aggregate Total AUM and Total Net Return of the BPP Platform, which comprises over 30 funds, co-investment and separately managed account vehicles. It includes certain vehicles managed as part of the BPP Platform but not classified as Perpetual Capital. As of March 31, 2024, these vehicles represented $2.3 billion of Total AUM.

(o)

The BREIT Total Net Return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. This return is not representative of the return experienced by any particular investor or share class. Total Net Return is presented on an annualized basis and is from January 1, 2017.

(p)

Represents the Total Net Return for BREIT’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. Class I Total Net Return is presented on an annualized basis and is from January 1, 2017.

(q)	The BXMT Total Net Return reflects annualized market return of a shareholder invested in BXMT since inception, May 22, 2013, assuming reinvestment of all dividends received during the period.

(r)	Including co-investment vehicles, BIP Total AUM is $43.9 billion.

(s)

BXPE Fund Program’s Total AUM reflects net asset value as of February 29, 2024 plus net subscriptions as of March 1, 2024. For purposes of segment AUM reporting, BXPE AUM is reported by the business managing the assets.

(t)

The BXSL Total AUM and Total Net Return are presented as of December 31, 2023. BXSL Total Net Return reflects the change in NAV per share, plus distributions per share (assuming dividends and distributions are reinvested in accordance with BXSL’s dividend reinvestment plan) divided by the beginning NAV per share. Total Net Returns are presented on an annualized basis and are from November 20, 2018.

(u)

The BCRED Total Net Return reflects a per share blended return, assuming BCRED had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. This return is not representative of the return experienced by any particular investor or share class. Total Net Return is presented on an annualized basis and is from January 7, 2021. Total AUM reflects gross asset value plus amounts borrowed or available to be borrowed under certain credit facilities. BCRED net asset value as of March 31, 2024 was $31.0 billion.

(v)

Represents the Total Net Return for BCRED’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. Class I Total Net Return is presented on an annualized basis and is from January 7, 2021.

(w)

BSCH represents the aggregate Total AUM and Total Net Return of BSCH I and BSCH II funds that invest as part of the GP Stakes strategy, which targets minority investments in the general partners of private equity and other private-market alternative asset management firms globally. Including co-investment vehicles that do not pay fees, BSCH Total AUM is $10.8 billion.

Blackstone | 22

SHAREHOLDER DIVIDENDS

▪	Generated $0.98 of Distributable Earnings per common share during the quarter, bringing the LTM amount to $3.96 per common share.

▪	Blackstone declared a quarterly dividend of $0.83 per common share to record holders as of April 29, 2024; payable on May 6, 2024.

						% Change			% Change

($ in thousands, except per share data)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	vs. 1Q’23	1Q’23 LTM	1Q’24 LTM	vs. 1Q’23 LTM

Distributable Earnings	$1,249,092	$1,212,072	$1,211,611	$1,388,180	$1,266,378	1%	$5,943,992	$5,078,241	(15)%

Add: Other Payables Attributable to Common Shareholders	131,300	129,187	119,783	57,810	130,920	(0)%	642,535	437,700	(32)%

DE Before Certain Payables	1,380,392	1,341,259	1,331,394	1,445,990	1,397,298	1%	6,586,527	5,515,941	(16)%

Percent to Common Shareholders	62%	62%	62%	62%	62%		62%	62%

DE Before Certain Payables Attributable to Common Shareholders	852,166	833,992	828,716	900,980	871,887	2%	4,051,938	3,435,575	(15)%

Less: Other Payables Attributable to Common Shareholders	(131,300)	(129,187)	(119,783)	(57,810)	(130,920)	(0)%	(642,535)	(437,700)	(32)%

DE Attributable to Common Shareholders	720,866	704,805	708,933	843,170	740,967	3%	3,409,403	2,997,875	(12)%

DE per Common Share	$0.97	$0.93	$0.94	$1.11	$0.98	1%	$4.59	$3.96	(14)%

Less: Retained Capital per Common Share	$(0.15)	$(0.14)	$(0.14)	$(0.17)	$(0.15)	0%	$(0.69)	$(0.60)	(13)%

Actual Dividend per Common Share	$0.82	$0.79	$0.80	$0.94	$0.83	1%	$3.90	$3.36	(14)%

Record Date					Apr 29, 2024

Payable Date					May 6, 2024

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 36-38, Definitions and Dividend Policy. See additional notes on page 35.	Blackstone | 23

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1,217 million shares.

–	Repurchased 0.7 million common shares in the quarter and 3.4 million common shares over the LTM.

–	Available authorization remaining was $668 million at March 31, 2024.

	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24

Participating Common Shares	745,916,828	758,148,528	757,781,111	758,039,099	759,176,426

Participating Partnership Units	462,366,799	461,135,682	459,651,045	458,544,363	457,490,143

Distributable Earnings Shares Outstanding	1,208,283,627	1,219,284,210	1,217,432,156	1,216,583,462	1,216,666,569

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends.	Blackstone | 24

Reconciliations and Disclosures

Blackstone | 25

BLACKSTONE’S FIRST QUARTER 2024 GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data) (unaudited)	1Q’23	1Q’24	1Q’23 LTM	1Q’24 LTM

Revenues

Management and Advisory Fees, Net	$1,658,315	$1,727,148	$6,485,694	$6,740,093

Incentive Fees	142,876	179,341	563,514	731,636

Investment Income (Loss)

Performance Allocations

Realized	646,894	652,517	4,262,148	2,229,464

Unrealized	(759,212)	445,943	(5,487,318)	(486,513)

Principal Investments

Realized	108,058	78,597	673,281	274,362

Unrealized	(491,417)	461,623	(2,129,227)	349,886

Total Investment Income (Loss)	(495,677)	1,638,680	(2,681,116)	2,367,199

Interest and Dividend Revenue	90,485	97,839	307,612	523,851

Other	(14,154)	44,820	97,534	(33,955)

Total Revenues	$1,381,845	$3,687,828	$4,773,238	$10,328,824

Expenses

Compensation and Benefits

Compensation	716,285	794,803	2,629,560	2,863,965

Incentive Fee Compensation	63,281	73,707	230,260	291,493

Performance Allocations Compensation

Realized	296,794	258,894	1,804,457	862,959

Unrealized	(313,249)	180,900	(2,256,121)	(160,254)

Total Compensation and Benefits	763,111	1,308,304	2,408,156	3,858,163

General, Administrative and Other	273,394	369,950	1,125,391	1,213,861

Interest Expense	104,441	108,203	354,919	435,630

Fund Expenses	48,399	3,950	76,882	74,538

Total Expenses	$1,189,345	$1,790,407	$3,965,348	$5,582,192

Other Income (Loss)

Change in Tax Receivable Agreement Liability	(5,208)	-	16,314	(21,988)

Net Gains (Losses) from Fund Investment Activities	71,064	(17,767)	(84,954)	(145,632)

Total Other Income (Loss)	$65,856	$(17,767)	$(68,640)	$(167,620)

Income Before Provision for Taxes	$258,356	$1,879,654	$739,250	$4,579,012

Provision for Taxes	47,675	283,671	37,274	749,457

Net Income	$210,681	$1,595,983	$701,976	$3,829,555

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(6,700)	(39,669)	(154,642)	(278,487)

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	74,869	102,827	(33,740)	252,113

Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	56,700	685,439	273,789	1,703,475

Net Income Attributable to Blackstone Inc. (‘‘BX’’)	$85,812	$847,386	$616,569	$2,152,454

Net Income Per Share of Common Stock, Basic	$0.12	$1.12	$0.83	$2.84

Net Income Per Share of Common Stock, Diluted	$0.11	$1.11	$0.83	$2.84

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					LTM

($ in thousands)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	1Q’23	1Q’24

Net Income Attributable to Blackstone Inc.	$85,812	$601,274	$551,994	$151,800	$847,386	$616,569	$2,152,454

Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	56,700	495,309	440,609	82,118	685,439	273,789	1,703,475

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	74,869	89,436	20,716	39,134	102,827	(33,740)	252,113

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(6,700)	17,688	(92,577)	(163,929)	(39,669)	(154,642)	(278,487)

Net Income	$210,681	$1,203,707	$920,742	$109,123	$1,595,983	$701,976	$3,829,555

Provision for Taxes	47,675	223,269	196,560	45,957	283,671	37,274	749,457

Income Before Provision for Taxes	$258,356	$1,426,976	$1,117,302	$155,080	$1,879,654	$739,250	$4,579,012

Transaction-Related and Non-Recurring Items (a)	8,621	2,228	6,250	8,882	52,197	40,421	69,557

Amortization of Intangibles (b)	11,341	7,412	7,357	7,347	7,333	54,778	29,449

Impact of Consolidation (c)	(68,169)	(107,124)	71,861	124,795	(63,158)	188,382	26,374

Unrealized Performance Revenues (d)	759,316	(114,379)	63,209	983,642	(445,936)	5,489,344	486,536

Unrealized Performance Allocations Compensation (e)	(313,249)	54,155	11,866	(407,175)	180,900	(2,256,121)	(160,254)

Unrealized Principal Investment (Income) Loss (f)	479,120	(160,702)	(84,780)	359,663	(442,976)	1,741,407	(328,795)

Other Revenues (g)	14,180	31,718	(63,748)	110,933	(44,747)	(96,755)	34,156

Equity-Based Compensation (h)	268,134	249,755	255,616	185,969	317,779	848,679	1,009,119

Administrative Fee Adjustment (i)	2,447	2,413	2,425	2,422	2,477	9,828	9,737

Taxes and Related Payables (j)	(171,005)	(180,380)	(175,747)	(143,378)	(177,145)	(815,221)	(676,650)

Distributable Earnings	$1,249,092	$1,212,072	$1,211,611	$1,388,180	$1,266,378	$5,943,992	$5,078,241

Taxes and Related Payables (j)	171,005	180,380	175,747	143,378	177,145	815,221	676,650

Net Interest and Dividend (Income) Loss (k)	9,108	(46,110)	(3,890)	(65,228)	9,801	28,485	(105,427)

Total Segment Distributable Earnings	$1,429,205	$1,346,342	$1,383,468	$1,466,330	$1,453,324	$6,787,698	$5,649,464

Realized Performance Revenues (l)	(641,526)	(388,423)	(337,940)	(693,213)	(536,393)	(3,790,054)	(1,955,969)

Realized Performance Compensation (m)	296,024	178,370	133,995	287,628	253,024	1,591,001	853,017

Realized Principal Investment (Income) Loss (n)	(43,691)	7,461	(55,500)	(19,202)	(9,938)	(282,852)	(77,179)

Fee Related Earnings	$1,040,012	$1,143,750	$1,124,023	$1,041,543	$1,160,017	$4,305,793	$4,469,333

Adjusted EBITDA Reconciliation

Distributable Earnings	$1,249,092	$1,212,072	$1,211,611	$1,388,180	$1,266,378	$5,943,992	$5,078,241

Interest Expense (o)	104,209	107,130	110,014	108,168	107,640	354,176	432,952

Taxes and Related Payables (j)	171,005	180,380	175,747	143,378	177,145	815,221	676,650

Depreciation and Amortization (p)	23,175	24,100	21,598	25,251	26,053	78,078	97,002

Adjusted EBITDA	$1,547,481	$1,523,682	$1,518,970	$1,664,977	$1,577,216	$7,191,467	$6,284,845

Notes on pages 28-29.	Blackstone | 27

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note:  See pages 36-38, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related and Non-Recurring Items, which are excluded from Blackstone’s segment presentation. Transaction-Related and Non-Recurring Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering, and non-recurring gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions, and non-recurring gains, losses or other charges that affect period-to-period comparability and are not reflective of Blackstone’s operational performance.

(b)	This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation.
(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)

This adjustment removes Unrealized Performance Revenues on a segment basis. The Segment Adjustment represents the add back of performance revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.

	QTD					LTM

($ in thousands)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	1Q’23	1Q’24

GAAP Unrealized Performance Allocations	$(759,212)	$114,395	$(63,204)	$(983,647)	$445,943	$(5,487,318)	$ (486,513)

Segment Adjustment	(104)	(16)	(5)	5	(7)	(2,026)	(23)

Unrealized Performance Revenues	$(759,316)	$114,379	$(63,209)	$(983,642)	$445,936	$(5,489,344)	$ (486,536)

(e)   This adjustment removes Unrealized Performance Allocations Compensation.

(f)  This adjustment removes Unrealized Principal Investment Income on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					LTM

($ in thousands)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	1Q’23	1Q’24

GAAP Unrealized Principal Investment Income (Loss)	$(491,417)	$164,089	$69,340	$(345,166)	$461,623	$(2,129,227)	$ 349,886

Segment Adjustment	12,297	(3,387)	15,440	(14,497)	(18,647)	387,820	(21,091)

Unrealized Principal Investment Income (Loss)	$(479,120)	$160,702	$84,780	$(359,663)	$442,976	$(1,741,407)	$ 328,795

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents the removal of certain Transaction-Related and Non-Recurring Items.

	QTD					LTM

($ in thousands)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	1Q’23	1Q’24

GAAP Other Revenue	$(14,154)	$(31,664)	$63,769	$(110,880)	$44,820	$97,534	$ (33,955)

Segment Adjustment	(26)	(54)	(21)	(53)	(73)	(779)	(201)

Other Revenues	$(14,180)	$(31,718)	$63,748	$(110,933)	$44,747	$96,755	$ (34,156)

(h)   This adjustment removes Equity-Based Compensation on a segment basis.

(i)  This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES (CONT’D)

(j)

Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. For interim periods, taxes are calculated using the preferred annualized effective tax rate approach. Related Payables represent tax-related payables including the amount payable under the Tax Receivable Agreement. Please refer to page 36 for the full definition of Taxes and Related Payables.

	QTD					LTM

($ in thousands)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	1Q’23	1Q’24

Taxes	$151,002	$156,956	$151,812	$121,155	$155,873	$719,800	$585,796

Related Payables	20,003	23,424	23,935	22,223	21,272	95,421	90,854

Taxes and Related Payables	$171,005	$180,380	$175,747	$143,378	$177,145	$815,221	$676,650

(k)   This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	QTD					LTM

($ in thousands)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	1Q’23	1Q’24

GAAP Interest and Dividend Revenue	$90,485	$148,505	$109,133	$168,374	$97,839	$307,612	$523,851

Segment Adjustment	4,616	4,735	4,771	5,022	-	18,079	14,528

Interest and Dividend Revenue	$95,101	$153,240	$113,904	$173,396	$97,839	$325,691	$538,379

GAAP Interest Expense	$104,441	$108,096	$110,599	$108,732	$108,203	$354,919	$435,630

Segment Adjustment	(232)	(966)	(585)	(564)	(563)	(743)	(2,678)

Interest Expense	$104,209	$107,130	$110,014	$108,168	$107,640	$354,176	$432,952

Net Interest and Dividend Income (Loss)	$(9,108)	$46,110	$3,890	$65,228	$(9,801)	$(28,485)	$105,427

(l)  This adjustment removes the total segment amount of Realized Performance Revenues.
(m)  This adjustment removes the total segment amount of Realized Performance Compensation.
(n)   This adjustment removes the total segment amount of Realized Principal Investment Income.
(o)   This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.
(p)   This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD

	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24

GAAP Shares of Common Stock Outstanding	712,794,968	713,551,859	718,442,863	719,358,114	722,263,433

Unvested Participating Common Shares	33,121,860	44,596,669	39,338,248	38,680,985	36,912,993

Total Participating Common Shares	745,916,828	758,148,528	757,781,111	758,039,099	759,176,426

Participating Partnership Units	462,366,799	461,135,682	459,651,045	458,544,363	457,490,143

Distributable Earnings Shares Outstanding	1,208,283,627	1,219,284,210	1,217,432,156	1,216,583,462	1,216,666,569
Disclosure of Weighted-Average Shares Common Stock Outstanding
	QTD					LTM

	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	1Q’23	1Q’24

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Basic	746,064,922	758,479,943	757,958,602	758,151,673	759,798,537	743,558,192	758,594,227

Weighted-Average Shares of Unvested Deferred Restricted Common Stock	579,007	68,305	87,494	126,712	459,107	263,137	185,544

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Diluted	746,643,929	758,548,248	758,046,096	758,278,385	760,257,644	743,821,328	758,779,771

Blackstone | 29

BLACKSTONE’S FIRST QUARTER 2024 GAAP CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

($ in thousands) (unaudited)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24

Assets

Cash and Cash Equivalents	$2,830,971	$3,280,204	$2,971,614	$2,955,866	$2,504,471

Cash Held by Blackstone Funds and Other	190,322	215,444	138,181	316,197	167,711

Investments	26,985,951	27,048,621	27,339,857	26,146,622	25,922,290

Accounts Receivable	924,934	664,028	693,786	193,365	199,302

Due from Affiliates	4,099,765	4,294,437	4,398,333	4,466,521	4,695,224

Intangible Assets, Net	230,295	219,221	210,210	201,208	192,227

Goodwill	1,890,202	1,890,202	1,890,202	1,890,202	1,890,202

Other Assets	833,232	905,454	972,069	944,848	1,072,627

Right-of-Use Assets	894,067	888,190	864,691	841,307	805,454

Deferred Tax Assets	2,206,700	2,176,983	2,184,880	2,331,394	2,256,794

Total Assets	$41,086,439	$41,582,784	$41,663,823	$40,287,530	$39,706,302

Liabilities and Equity

Loans Payable	$12,311,469	$12,299,855	$12,111,377	$11,304,059	$10,740,171

Due to Affiliates	1,974,182	2,092,837	2,188,224	2,393,410	2,135,478

Accrued Compensation and Benefits	5,470,773	5,685,879	5,983,137	5,247,766	5,378,212

Operating Lease Liabilities	1,016,808	1,013,813	981,616	989,823	951,648

Accounts Payable, Accrued Expenses and Other Liabilities	1,599,382	1,399,921	1,588,748	2,277,258	2,023,359

Total Liabilities	22,372,614	22,492,305	22,853,102	22,212,316	21,228,868

Redeemable Non-Controlling Interests in Consolidated Entities	1,644,697	1,626,349	1,349,060	1,179,073	935,005

Equity

Common Stock, $0.00001 par value (722,263,433 shares issued and outstanding as of March 31, 2024)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of March 31, 2024)	-	-	-	-	-

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of March 31, 2024)	-	-	-	-	-

Additional Paid-in-Capital	5,957,054	6,076,367	6,057,065	6,175,190	6,190,142

Retained Earnings	1,156,109	1,160,278	1,114,009	660,734	796,201

Accumulated Other Comprehensive Loss	(22,333)	(17,205)	(38,258)	(19,133)	(31,282)

Non-Controlling Interests in Consolidated Entities	5,058,090	5,174,961	5,174,473	5,177,255	5,381,678

Non-Controlling Interests in Blackstone Holdings	4,920,201	5,069,722	5,154,365	4,902,088	5,205,683

Total Equity	17,069,128	17,464,130	17,461,661	16,896,141	17,542,429

Total Liabilities and Equity	$41,086,439	$41,582,784	$41,663,823	$40,287,530	$39,706,302

See page 31, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 30

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24

Investments of Consolidated Blackstone Funds	$5,443,867	$5,490,773	$5,224,104	$4,319,483	$3,458,911

Equity Method Investments

Partnership Investments	5,598,552	5,585,603	5,588,222	5,924,275	6,100,640

Accrued Performance Allocations	11,517,750	11,496,244	11,606,901	10,775,355	11,163,116

Corporate Treasury Investments	958,632	707,079	763,515	803,870	197,976

Other Investments	3,467,150	3,768,922	4,157,115	4,323,639	5,001,647

Total GAAP Investments	26,985,951	27,048,621	27,339,857	26,146,622	25,922,290

Accrued Performance Allocations - GAAP	$11,517,750	$11,496,244	$11,606,901	$10,775,355	$11,163,116

Impact of Consolidation (a)	-	-	-	-	-

Due from Affiliates - GAAP (b)	190,337	197,998	196,510	313,838	249,968

Less: Net Realized Performance Revenues (c)	(379,453)	(283,131)	(367,944)	(552,249)	(448,811)

Less: Accrued Performance Compensation - GAAP (d)	(4,956,515)	(4,941,915)	(5,000,253)	(4,702,363)	(4,880,191)

Net Accrued Performance Revenues	$6,372,119	$6,469,196	$6,435,214	$5,834,581	$6,084,082

Corporate Treasury and Other Investments - GAAP	$4,425,781	$4,476,001	$4,920,630	$5,127,509	$5,199,623

Impact of Consolidation (a)	488,785	429,718	433,466	500,046	484,521

Other Assets (e)	347,995	135,637	126,676	127,167	228,702

Other Liabilities (f)	(33,505)	(53,226)	(9,262)	(299,368)	(6,651)

Corporate Treasury and Other Investments - Deconsolidated (g)	$5,229,056	$4,988,130	$5,471,510	$5,455,354	$5,906,195

Partnership Investments - GAAP	$5,598,552	$5,585,603	$5,588,222	$5,924,275	$6,100,640

Impact of Consolidation (h)	(3,273,357)	(3,224,559)	(3,251,310)	(3,223,580)	(3,308,117)

GP/Fund Investments - Deconsolidated	$2,325,195	$2,361,044	$2,336,912	$2,700,695	$2,792,523

Loans Payable - GAAP	$12,311,469	$12,299,855	$12,111,377	$11,304,059	$10,740,171

Impact of Consolidation (i)	(1,742,452)	(1,714,235)	(1,589,649)	(687,121)	(169,836)

Outstanding Debt - Carrying Value	10,569,017	10,585,620	10,521,728	10,616,938	10,570,335

Unamortized Discount	98,783	136,163	132,838	130,811	127,614

Outstanding Debt (at par) - Deconsolidated	$10,667,800	$10,721,783	$10,654,566	$10,747,749	$10,697,949

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, reverse repurchase agreements and Due from Affiliates.
(f)

This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities, Repurchase Agreements and securities sold short, not yet purchased.

(g)

Deconsolidated Other Investments was $5.0 billion as of March 31, 2024, which was comprised of $4.6 billion of liquid investments and $353 million of illiquid investments. The liquid portion of Other Investments relates to public equity securities and other investments held by Blackstone that can be easily converted to cash and may include securities and investments subject to lock-up periods.

(h)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(i)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 31

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

	QTD					LTM

($ in thousands)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	1Q’23	1Q’24

Management and Advisory Fees, Net

GAAP	$1,658,315	$1,709,370	$1,655,443	$1,648,132	$1,727,148	$6,485,694	$6,740,093

Segment Adjustment (a)	(5,928)	(6,184)	(1,603)	5,699	(19,577)	(23,729)	(21,665)

Total Segment	$1,652,387	$1,703,186	$1,653,840	$1,653,831	$1,707,571	$6,461,965	$6,718,428

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues

GAAP

Incentive Fees	142,876	153,077	158,801	240,417	179,341	563,514	731,636

Investment Income - Realized Performance Allocations	646,894	502,084	453,690	621,173	652,517	4,262,148	2,229,464

GAAP	$789,770	$655,161	$612,491	$861,590	$831,858	$4,825,662	$2,961,100

Total Segment

Less: Realized Performance Revenues	(641,526)	(388,423)	(337,940)	(693,213)	(536,393)	(3,790,054)	(1,955,969)

Segment Adjustment (b)	-	-	-	617	36	4,068	653

Total Segment	$148,244	$266,738	$274,551	$168,994	$295,501	$1,039,676	$1,005,784

GAAP Compensation to Total Segment Fee Related Compensation

GAAP

Compensation	716,285	737,017	700,268	631,877	794,803	2,629,560	2,863,965

Incentive Fees Compensation	63,281	64,227	65,432	88,127	73,707	230,260	291,493

Realized Performance Allocations Compensation	296,794	205,196	168,620	230,249	258,894	1,804,457	862,959

GAAP	$1,076,360	$1,006,440	$934,320	$950,253	$1,127,404	$4,664,277	$4,018,417

Total Segment

Less: Realized Performance Compensation	(296,024)	(178,370)	(133,995)	(287,628)	(253,024)	(1,591,001)	(853,017)

Less: Equity-Based Compensation - Fee Related Compensation	(265,154)	(246,445)	(252,928)	(182,048)	(313,400)	(836,937)	(994,821)

Less: Equity-Based Compensation - Performance Compensation	(2,980)	(3,310)	(2,688)	(3,921)	(4,379)	(11,742)	(14,298)

Segment Adjustment (c)	(3,231)	(9,507)	(4,786)	(6,248)	(2,524)	(55,322)	(23,065)

Total Segment	$508,971	$568,808	$539,923	$470,408	$554,077	$2,169,275	$2,133,216

GAAP General, Administrative and Other to Total Segment Other Operating Expenses

GAAP	$273,394	$275,034	$279,186	$289,691	$369,950	$1,125,391	$1,213,861

Segment Adjustment (d)	(21,746)	(17,668)	(14,741)	21,183	(80,972)	(98,818)	(92,198)

Total Segment	$251,648	$257,366	$264,445	$310,874	$288,978	$1,026,573	$1,121,663

Realized Performance Revenues

GAAP

Incentive Fees	142,876	153,077	158,801	240,417	179,341	563,514	731,636

Investment Income - Realized Performance Allocations	646,894	502,084	453,690	621,173	652,517	4,262,148	2,229,464

GAAP	$789,770	$655,161	$612,491	$861,590	$831,858	$4,825,662	$2,961,100

Total Segment

Less: Fee Related Performance Revenues	(148,244)	(266,738)	(274,551)	(168,994)	(295,501)	(1,039,676)	(1,005,784)

Segment Adjustment (b)	-	-	-	617	36	4,068	653

Total Segment	$641,526	$388,423	$337,940	$693,213	$536,393	$3,790,054	$1,955,969

Blackstone | 32

RECONCILIATION OF GAAP TO TOTAL SEGMENTS – (CONT’D)

	QTD					LTM

($ in thousands)	1Q’23	2Q’23	3Q’23	4Q’23	1Q’24	1Q’23	1Q’24

Realized Performance Compensation

GAAP

Incentive Fee Compensation	$63,281	$64,227	$65,432	$88,127	$73,707	$230,260	$291,493

Realized Performance Allocations Compensation	296,794	205,196	168,620	230,249	258,894	1,804,457	862,959

GAAP	$360,075	$269,423	$234,052	$318,376	$332,601	$2,034,717	$1,154,452

Total Segment

Less: Fee Related Performance Compensation (e)	(61,071)	(87,743)	(97,369)	(26,827)	(75,198)	(431,974)	(287,137)

Less: Equity-Based Compensation - Performance Compensation	(2,980)	(3,310)	(2,688)	(3,921)	(4,379)	(11,742)	(14,298)

Total Segment	$296,024	$178,370	$133,995	$287,628	$253,024	$1,591,001	$853,017

Realized Principal Investment Income (Loss)

GAAP	$108,058	$54,835	$94,313	$46,617	$78,597	$673,281	$274,362

Segment Adjustment (f)	(64,367)	(62,296)	(38,813)	(27,415)	(68,659)	(390,429)	(197,183)

Total Segment	$43,691	$(7,461)	$55,500	$19,202	$9,938	$282,852	$77,179

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)

GAAP

Interest and Dividend Revenue	90,485	148,505	109,133	168,374	97,839	307,612	523,851

Interest Expense	(104,441)	(108,096)	(110,599)	(108,732)	(108,203)	(354,919)	(435,630)

GAAP	$(13,956)	$40,409	$(1,466)	$59,642	$(10,364)	$(47,307)	$88,221

Segment Adjustment (g)	4,848	5,701	5,356	5,586	563	18,822	17,206

Total Segment	$(9,108)	$46,110	$3,890	$65,228	$(9,801)	$(28,485)	$105,427

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated Statement of Operations (page 26). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related and Non-Recurring Items.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment measures.
(d)

Represents the (1) removal of Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment Measures, (2) removal of certain expenses reimbursed by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures, and (3) a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)	Fee related performance compensation may include equity based compensation based on fee related performance revenues.
(f)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(g)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

Blackstone | 33

NOTES

 Notes to page 4 – Investment Performance and Net Accrued Performance Revenues

▪	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

▪	Core+ appreciation represents a weighted average of BREIT’s per share appreciation, BEPIF’s per share appreciation, and BPP’s appreciation for the period. The returns are weighted based on the average of BREIT’s monthly net asset values, BEPIF’s monthly net asset values, and the average of BPP’s quarterly adjusted beginning period market values for the period.

▪	Results for the Secondaries business (also referred to as Strategic Partners) are reported on a three-month lag from the Secondaries’ fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

▪	Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and asset-based finance are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

▪	The Absolute Return Composite gross and net returns are based on the Multi-Asset Investing (“BXMA”) Absolute Return Composite, which includes only BXMA-managed commingled and customized multi-manager funds and accounts and does not include BXMA’s liquid solutions group, seeding, multi-strategy, and advisory (non-discretionary) platforms, except for investments by Absolute Return funds directly into those platforms. BXMA-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the Absolute Return Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BXMA would have made the same mix of investments in a stand-alone fund/account. The Absolute Return Composite is not an investible product and, as such, the performance of the Absolute Return Composite does not represent the performance of an actual fund or account.

 Notes to page 5 – Capital Metrics – Additional Detail

▪	Effective 1Q’24, the Hedge Fund Solutions segment was renamed “Multi-Asset Investing” (“BXMA”). Effective 2Q’24, GP Stakes will be included in the Private Equity segment and Harvest will be included in BXMA. These segment organizational updates will be reflected beginning in the 2Q’24 earnings presentation.

 Notes to page 12 – Credit & Insurance

▪	The infrastructure and asset based credit strategies include our energy, asset based finance, and private placement strategies.

 Notes to page 17 – Deconsolidated Balance Sheet Highlights

▪	GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Credit & Insurance, and Multi-Asset Investing, which were $738 million, $1.1 billion, $781 million, and $200 million, respectively, as of March 31, 2024. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 24, Share Summary).

Blackstone | 34

NOTES – (CONT’D)

 Notes to page 23 – Shareholder Dividends

▪	DE before Certain Payables represents Distributable Earnings before the deduction for the Payable Under Tax Receivable Agreement and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under Tax Receivable Agreement and certain other tax-related payables.

▪	Per Share calculations are based on end of period Participating Common Shares (page 24, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

▪	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $114 million for 1Q’24 and $455 million for 1Q’24 LTM.

Blackstone | 35

DEFINITIONS AND DIVIDEND POLICY

Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

▪	Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related and Non-Recurring Items. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–	Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

–	Segment Revenues represent Net Management and Advisory Fees, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

▪	Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–	Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.

–	Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related and Non-Recurring Items where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the tax receivable agreement and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

▪	Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

Blackstone | 36

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

–	Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.

–	Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

–	Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment Measures, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

–	Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Includes co-investment capital with an investor right to convert into Perpetual Capital.

–	FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and Fee Related Performance Revenues).

▪	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

▪	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

▪	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.

–	Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them as a result of a compensation program that commenced in 2Q’21. The expectation is that for the full year 2024, Fee Related Compensation will be decreased by the total amount of additional Performance Compensation awarded for the year. For 1Q’24 QTD, the increase to Realized Performance Compensation was greater than the decrease to Fee Related Compensation, which negatively impacted Distributable Earnings for the current year quarter. For 1Q’24 LTM, the increase to Realized Performance Compensation was less than the decrease to Fee Related Compensation, which favorably impacted Distributable Earnings for the current year LTM period. These changes to Performance Compensation and Fee Related Compensation are not expected to impact Distributable Earnings for the full year. For 1Q’23 QTD and 1Q’23 LTM, the increase to Realized Performance Compensation was greater than the decrease to Fee Related Compensation, which negatively impacted Distributable Earnings for the prior year quarter and LTM periods.

▪	Transaction-Related and Non-Recurring Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering, and non-recurring gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions, and non-recurring gains, losses or other charges that affect period-to-period comparability and are not reflective of Blackstone’s operational performance.

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DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

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FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

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